Exhibit 3.1

AMENDED

AND

RESTATED

BY-LAWS

OF

NCI BUILDING SYSTEMS, INC.

[Effective as of February 5, 1992, as amended

March 17, 1999, September 9, 1999, September 7, 2000,

May 30, 2002, September 1, 2005 and June 1, 2006]

i

ii

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. Other Offices. The corporation may also have offices at such other place or places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as the board of directors shall designate and as shall be stated in the notice of the meeting.

SECTION 2. Annual Meetings. The annual meeting of the stockholders shall be held on the fourth Wednesday of February of each year, if not a legal holiday, and if a legal holiday, then the next secular day following, or at such other date as the board of directors of the corporation may determine and commencing at such time as the board of directors shall determine; at the annual meeting, the stockholders shall elect by a plurality vote by written ballot a board of directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

SECTION 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the chief executive officer, or by order of the board of directors, and shall be called by the chairman of the board, the chief executive officer or the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

SECTION 6. Quorum. The holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Order of Business. The order of business at annual meetings of stockholders and, so far as practicable, at other meetings of stockholders shall be determined by the chief executive officer.

SECTION 8. New Business. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting. For any new business proposed by the board of directors to be properly brought before the annual meeting, such new business shall be approved by the board of directors and shall be stated in writing and filed with the secretary of the corporation at least five days before the date of the annual meeting, and all business so approved, stated and filed shall be considered at the annual meeting. Any stockholder may make any other proposal at the annual meeting, but unless properly brought before the annual meeting such proposal shall not be acted upon at the annual meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given proper and timely notice thereof in writing to the secretary of the corporation as specified herein. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the date that corresponds to 120 days prior to the date the corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been made publicly available) by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on such dates, (d) any financial interest of the stockholder in such proposal, and (e) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended.

The board of directors may reject any stockholder proposal not made strictly in accordance with the terms of this Section 8. Alternatively, if the board of directors fails to consider the validity of any stockholder proposal, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that the stockholder proposal was not made in strict accordance with the terms of this section and, if he should so determine, he shall so declare at the annual meeting and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

SECTION 9. Voting. Except as otherwise provided in the certificate of incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the corporation held by him and registered in his name on the books of the corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these by-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the corporation, shall not be entitled to vote. Any vote by stock of the corporation may be given at any meeting of stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the secretary of the corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders, all matters, except where other provision is made by law, the certificate of incorporation, or these by-laws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10. List of Stockholders. It shall be the duty of the secretary or other officer of the corporation who shall have charge of its stock ledger, either directly or through another officer of the corporation designated by him or through a transfer agent appointed by the board of directors, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 11. Inspectors of Votes. The chairman may appoint two inspectors of votes to act at each meeting of the stockholders, unless the board of directors shall have theretofore made such appointments. Each inspector of votes shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of votes at the meeting with strict impartiality and according to the best of his ability. Such inspectors of votes, if any, shall take charge of the ballots, if any, at the meeting, and after the balloting on any question, shall count the ballots cast and shall make a report in writing to the secretary of the meeting of the results of the balloting. An inspector of votes need not be a stockholder of the corporation, and any officer of the corporation may be an inspector of votes on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. Powers. The business and affairs of the corporation shall be managed by its board of directors, which shall have and may exercise all powers of the corporation and take all lawful acts as are not by statute, the certificate of incorporation or these by-laws directed or required to be exercised or taken by the stockholders.

SECTION 2. Number, Tenure and Qualification. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board of directors. Commencing with the first shareholders’ meeting after adoption of these Amended and Restated By-Laws at which directors are elected, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of shareholders, the term of office of the second class to expire at the 1994 annual meeting of shareholders and the term of office of the third class to expire at the 1995 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1993 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. No person may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall have surpassed the age of 73. [amended 5/30/2002 and 9/1/05]

SECTION 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the corporation, effective at the time specified therein or, if not specified, immediately upon its receipt by the corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. Nominations. If a person is to be elected to the board of directors because of a vacancy existing on the board, nomination shall be made only by the board of directors or of a nominating committee of the board of directors (the board of directors as a whole or such committee of the board being referred to herein as the “nominating committee”) pursuant to the affirmative vote of the majority of the entire membership of the nominating committee. The nominating committee shall also make nominations for the directors to be elected by the stockholders of the corporation at an annual meeting of the stockholders as provided in this section.

Only persons nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as directors at an annual meeting. The nominating committee shall select the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, disqualification or other inability to serve as a management nominee, the nominating committee shall deliver written nominations to the secretary at least 30 days prior to the date of the annual meeting. Management nominees substituted as a result of the death, incapacity, disqualification or other inability to serve as a management nominee shall be delivered to the secretary as promptly as practicable. Provided the nominating committee selects the management nominees, no nominees for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in accordance with the provisions of this Section 4. Ballots bearing the names of all the persons nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 4 by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, except in the case of a management nominee substituted as a result of the death, incapacity, disqualification or other inability to serve as a management nominee, if the nominating committee shall fail or refuse to nominate a slate of directors at least 30 days prior to the date of the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon. No person shall be elected as a director of the corporation unless nominated in accordance with the terms set forth in this Section 4.

Nominations of individuals for election to the board of directors of the corporation at an annual meeting of stockholders may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Section 4. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 75 days prior to the date of the annual meeting of stockholders nor more than 85 days prior to the date of such annual meeting; provided, however, that if less than 75 days’ notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (a) the day on which such notice of the date of the annual meetings was mailed or (b) the day on which such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the classes and number of shares of capital stock of the corporation that are owned of record and beneficially owned by such person on the date of such stockholder notice and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Section 14 under the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and (B) the classes and number of shares of capital stock of the corporation that are owned of record and beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

The board of directors may reject any nomination by a stockholder not made in strict accordance with the terms of this Section 4. Alternatively, if the board of directors fails to consider the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in strict accordance with the terms of this Section 4, and, if he should so determine, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

SECTION 5. Removal. Any director may be removed, with cause, at any time, by the affirmative vote by written ballot of 80% of the voting interest of the stockholders of record of the corporation entitled to vote, given at an annual meeting or at a special meeting of the stockholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 6 of this Article III.

SECTION 6. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office though less than a quorum or by a sole remaining director. Directors so chosen shall hold office until the annual meeting next after their election or until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 7. Time and Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, at such time and places as it determines.

SECTION 8. Annual Meetings. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 9. Regular Meetings - Notice. Regular meetings of the board of directors may be held without notice.

SECTION 10. Special Meetings - Notice. Special meetings of the board of directors may be called by the chairman of the board, chief executive officer or two directors on 12 hours’ notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded communication; special meetings shall be called by the secretary in like manner and on like notice on the written request of the chairman of the board, chief executive officer or two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless or other form of recorded communication, or if he shall be present at the meeting.

SECTION 11. Quorum and Manner of Acting. At all meetings of the board of directors, fifty percent (50%) of the directors at the time in office (but not less than one-third of the whole board of directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 12. Remuneration. Unless otherwise expressly provided by resolution adopted by the board of directors, none of the directors shall, as such, receive any stated remuneration for his services; but the board of directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the corporation, either as his annual remuneration as such director or member of any committee of the board of directors or as remuneration for his attendance at each meeting of the board of directors or any such committee. The board of directors may also likewise provide that the corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving remuneration therefor.

COMMITTEES OF DIRECTORS

SECTION 13. How Constituted and Powers. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided, that members of the Audit Committee and the Compensation Committee may only appoint a “non-employee director” (as defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended) of the Board of Directors. Any committee, to the extent provided in the resolution of the board of directors and not prohibited by law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. At any meeting of a committee, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. [amended 9/9/1999]

SECTION 14. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the board of directors at the next meeting thereof.

GENERAL

SECTION 15. Actions Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board of directors or the committee.

SECTION 16. Presence at Meetings by Means of Communications Equipment. Members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting conducted pursuant to this section shall constitute presence in person at the meeting.

ARTICLE IV

NOTICES

SECTION 1. Type of Notice. Whenever, under the provisions of any applicable statute, the certificate of incorporation, or these by-laws, notice is required to be given to any director or stockholder, the requirement shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when it shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

SECTION 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless or other form of recorded communication may constitute such a waiver.

SECTION 3. Authorized Notices. Unless otherwise specified herein, the secretary or such other person or persons as the chief executive officer designates shall be authorized to give notices for the corporation.

ARTICLE V

OFFICERS

SECTION 1. Description. The elected officers of the corporation shall be a chief executive officer, a chief operating officer, a president, one or more vice presidents, with or without such descriptive titles as the board of directors shall deem appropriate, a secretary and a treasurer and, if the board of directors so elects a chairman of the board (who shall be a director) and a controller. The board of directors by resolution shall also appoint one or more assistant secretaries, assistant treasurers, assistant controllers and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices may be held by the same person. Unless otherwise provided in a resolution of the board of directors or a written directive of the chief executive officer, each of the officers of the corporation shall have general authority to agree upon and execute all bonds, evidences of indebtedness, deeds, leases, contracts, and other obligations in the name of the corporation and affix the corporate seal thereto. [amended 3/17/1999]

SECTION 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V.

SECTION 3. Salaries. The board of directors shall fix all salaries of all elected officers of the corporation.

SECTION 4. Term. An officer of the corporation shall hold office until he resigns or his successor is chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. The board of directors shall fill any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise.

SECTION 5. Duties of the Chairman. The chairman of the board shall preside when present at all meetings of the board of directors. He shall advise and counsel the chief executive officer and chief financial officer and other officers of the corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the board of directors. [amended 3/17/1999]

SECTION 6. Duties of the Chief Executive Officer. The chief executive officer shall have responsibility for and general supervision of the affairs of the corporation and shall have general and active executive charge, management, and control of all the business, operations, and properties of the corporation with all such powers as may be reasonably incident to such responsibilities, subject to the provisions of these by-laws and the control of the board of directors. Unless a chairman of the board shall have been elected, the chief executive officer shall preside, when present, at all meetings of stockholders and at all meetings of the board of directors. The chief executive officer shall be the ranking officer of the corporation, to whom all other officers shall be subordinate, and he shall be responsible for and see that all orders and resolutions of the stockholders and the board of directors are carried into effect. The chief executive officer shall have the power and authority to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require; to terminate, remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause any officer subordinate to the chief executive officer, pending final action by the board of directors or such other authority as shall have elected or appointed such officer; to delegate any of the foregoing powers and authority to any other officer or agent of the corporation; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation (except as otherwise provided in these by-laws or in resolutions or written directives of the board of directors), as may be designated in accordance with these by-laws, and as from time to time may be assigned to him by the board of directors. In the absence of the chief executive officer, his duties shall be performed and his powers may be exercised by the chief operating officer, if different from the chief executive officer and president, by the president in the absence of the chief operating officer, or otherwise by such other officer as the chief executive officer shall designate in writing or (failing such designation) by the executive committee (if any has been appointed) or such officer as it may designate in writing, subject, in either case, to review and superseding action by the board of directors. [amended 3/17/1999]

SECTION 6A. Duties of the Chief Operating Officer. The chief operating officer shall have general, active supervision of and responsibility for the business operations of the corporation, subject to the review and approval of the chief executive officer. The chief operating officer shall have the same authority and powers with respect to the conduct of the business operations of the corporation as has the chief executive officer with respect to its affairs generally. As such, he shall have all such powers and authority as may be reasonably incident to such responsibilities and as usually appertain to the chief operating officer of a corporation (except as otherwise provided in these by-laws or in resolutions or written directives of the board of directors or chief executive officer), as well as other powers and authority as may be designated in accordance with these by-laws and as from time to time may be assigned to him by the board of directors or the chief executive officer. He shall preside, in the absence of any other person designated by these by-laws, at all meetings of the board of directors and shareholders. He shall have the power and authority to sign stock certificates. The chief operating officer shall report to the chief executive officer and otherwise shall be the ranking officer of the corporation to whom all other officers shall be subordinate. [amended 3/17/1999]

SECTION 6B. Duties of the President. The president shall be the chief executive officer and/or the chief operating officer of the corporation, unless a chief executive officer or a chief operating officer is otherwise elected. The president shall have all powers and authority as usually appertain to the president of a corporation (except as otherwise provided in these by-laws or in resolutions or written directives of the board of directors or chief executive officer), as well as other powers and authority as may be designated in accordance with these by-laws and as from time to time may be assigned to him by the board of directors or the chief executive officer. He shall have the power and authority to sign stock certificates. [amended 3/17/1999]

SECTION 7. Duties of Vice President - Finance. There may be designated a vice president finance, who, if so designated, shall be the chief financial and accounting officer of the corporation. He shall have active control of and responsibility for all matters pertaining to the financial affairs of the corporation and its subsidiaries. His authority shall include the authorities of the treasurer and controller. He shall be responsible for approval of all filings with governmental agencies. He shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten or facsimile signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged. He shall report to the president and to the executive committee and the board of directors of the corporation at their request on all financial matters of the corporation.

SECTION 8. Duties of Vice Presidents and Assistant Vice Presidents. In the absence of the chief executive officer or chief financial officer or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board, or in the absence of any designation, in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe. [amended 3/17/1999]

SECTION 9. Duties of Secretary and Assistant Secretaries. The secretary or an assistant secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the corporation, and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall be under the supervision of the chief executive officer and shall perform such other duties as may be prescribed by the chief executive officer. The secretary shall have charge of the seal of the corporation and have authority to affix the seal to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the secretary or treasurer or an assistant secretary or assistant treasurer, which may be a facsimile. The secretary shall keep and account for all books, documents, papers and records of the corporation except those for which some other officer or agent is properly accountable. The secretary shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation. [amended 3/17/1999]

Assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall assist the secretary, and in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 10. Duties of Treasurer and Assistant Treasurers. The treasurer shall have the responsibility for and custody over all assets of the corporation, and the responsibility for handling of the liabilities of the corporation. He shall cause proper entries of all receipts and disbursements of the corporation to be recorded in its books of account. He shall have the responsibility for all matters pertaining to taxation and insurance. He shall have the authority to endorse for deposit or collection, or otherwise, all commercial paper payable to the corporation, and to give proper receipts or discharges for all payments to the corporation. He shall be responsible for all terms of credit granted by the corporation and for the collection of all its accounts. He shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten or facsimile signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged. The treasurer shall be under the supervision of the vice president - finance and he shall perform such other duties as may be prescribed to him by the vice president - finance, if one be designated.

Assistant treasurers, in the order of their seniority shall assist the treasurer; and in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.

SECTION 11. Duties of Controller and Assistant Controllers. The controller shall be responsible for all matters pertaining to the accounts of the corporation, its subsidiaries and divisions, with the supervision of the books of account, their installation, arrangement and classification. The controller shall maintain adequate records of all assets, liabilities and transactions; see that an adequate system of internal audit thereof is currently and regularly maintained; coordinate the efforts of the corporation’s independent public accountants in its external audit program; receive, review and consolidate all operating and financial statements of the corporation and its various departments and subsidiaries; and prepare financial statements, reports and analyses. The controller shall have supervision of the accounting practices of the corporation and of each subsidiary and division of the corporation, and shall prescribe the duties and powers of the chief accounting personnel of the subsidiaries and divisions. The controller shall cause to be maintained an adequate system of financial control through a program of budgets, financial planning and interpretive reports. The controller shall initiate and enforce accounting measures and procedures whereby the business of the corporation and its subsidiaries and divisions shall be conducted with the maximum efficiency and economy. The controller shall have all other powers customarily appertaining to the office of controller, except to the extent otherwise limited or enlarged. The controller shall be under the supervision of the vice president - finance, if one be designated.

The assistant controllers, in the order of their seniority, shall assist the controller, and if the controller is unavailable, perform the duties and exercise the powers of the controller.

ARTICLE VI

INDEMNIFICATION

SECTION 1. Damages and Expenses. To the full extent permitted by law, the corporation shall indemnify and pay the expenses of any party who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer or employee of the corporation or served any other corporation, trust or enterprise in any capacity at the request of the corporation.

SECTION 2. Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as incurred and in advance of the final disposition of such action, suit or proceeding, provided the party undertakes in writing (in form and substance reasonably satisfactory to the corporation) to repay the amount paid or reimbursed if it is ultimately determined that such party is not entitled to indemnification for such expenses. [amended 9/7/2000]

SECTION 3. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

SECTION 4. Mergers. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations

(including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

CAPITAL STOCK

SECTION 1. Certificates. The board of directors may provide by resolution that some or all of any or all classes or series of its stock will be uncertificated shares. However, any such resolution will not apply to shares represented by a certificate until that certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board, the chief executive officer, the chief financial officer, the president or a vice president and by the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. [amended 3/17/1999 and 6/1/2006]

SECTION 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3. Replacement of Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates of stock theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate of stock or uncertificated shares. [amended 6/1/2006]

SECTION 4. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the corporation. [amended 6/1/2006]

SECTION 5. Record Date. The board of directors may fix, in advance, a record date for stockholders’ meetings or for any other lawful purpose, which shall be no fewer than 10 nor more than 60 days before the date of the meeting or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or other securities.

SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION 4. Checks. All checks or demands for money and promissory notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time prescribe.

SECTION 5. Fiscal Year. The fiscal year of the corporation shall be determined by the board of directors.

SECTION 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

SECTION 7. Certificate of Incorporation. These by-laws are subject to the terms of the certificate of incorporation of the corporation.

ARTICLE IX

AMENDMENTS

The by-laws may be altered, amended or repealed or new by-laws adopted only in accordance with the Restated Certificate of Incorporation of the corporation and any other requirements specified in these by-laws.

CERTIFICATION

I, Donnie Humphries, Secretary of NCI Building Systems, Inc., hereby certify that the foregoing is a true, accurate and complete copy of the By-Laws of NCI Building Systems, Inc., as amended and restated by its Board of Directors as of February 5, 1992 and as amended March 17, 1999, September 9, 1999, September 7, 2000, May 30, 2002 and June 1, 2006.

/s/ Todd R. Moore
Todd R. Moore, Secretary